                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         June 2, 1999
                                                 -------------------------------


                      COMPOST AMERICA HOLDING COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


New Jersey                           0-27832                     22-2603175
--------------------------------------------------------------------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


    3000 Hadley Road  South Plainfield, New Jersey                07080
--------------------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code        (908) 668-9335
                                                   ----------------------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019

ITEM 5. OTHER EVENTS

On June 2, 1999 the Board of Directors of Compost America Holding Company, Inc. ("Company") approved unanimously a resolution to advise the New Jersey Economic Development Authority that the Authority's $90,000,000 Solid Waste Disposal Facility Revenue Bonds (Newark Recycling & Composting Co. Project) Series 1997 should not be remarketed on June 15, 1999, the next remarketing date for such Bonds. Accordingly, the escrowed Bond proceeds will be applied to retire the Bonds.

The Bonds originally were issued on December 30, 1997 to provide long term financing for an in-vessel waste composting facility to be owned and operated in Newark, New Jersey by the Company and its joint-venture partner, Potomac Technologies, Inc. The Company has been advised that alternative methods of financing the composting facility are available. The Company also is exploring whether alternative uses of the site potentially would provide a better economic return.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 11, 1999


                                  COMPOST AMERICA HOLDING COMPANY, INC.
                                  (Registrant)



                                  By /s/ Roger E. Tuttle
                                     ----------------------------------
                                     Roger E. Tuttle, Chairman